CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed maximum	Amount of
securities to be registered	aggregate offering price(1)	registration fee(2)
Common Stock	$10,309,803.44	$735.09

(1)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported for shares of common stock as reported by the New York Stock Exchange on March 30, 2010.

(2)	The filing fee is calculated pursuant to Rule 457(r) of the Securities Act of 1933.
As filed pursuant to Rule 424(b)(5)
under the Securities Act of 1933
in connection with Registration No. 333-161617
Prospectus supplement to prospectus dated August 31, 2009
Coeur d’Alene Mines Corporation
712,003 Shares
Common Stock
Coeur d’Alene Mines Corporation is offering 712,003 shares of our common stock. We are issuing the shares of common stock offered by this prospectus supplement as an installment payment of principal and interest on our Senior Term Notes due December 31, 2012, which we refer to herein as the 2012 notes, as contemplated by the terms of the 2012 notes.
Our common stock is listed on the New York Stock Exchange under the symbol “CDE.” The closing sale price of our common stock on the New York Stock Exchange on March 30, 2010 was $14.37 per share.
Investing in the common stock involves risks. See “Risk Factors” beginning on page S-3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is March 31, 2010.

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates on the front of these documents.

S-i

A NOTE ABOUT FORWARD-LOOKING STATEMENTS
     Some of the information included in this prospectus supplement and the accompanying prospectus and other materials filed or to be filed by us with the Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by us or our representatives, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements can be identified by the fact that they do not relate strictly to historical or current facts and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. We have based these forward-looking statements on our current expectations about future events. The forward-looking statements include statements that reflect management’s beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy, expected production volumes and current and future development plans.
     Oral or written forward-looking statements are included in this prospectus supplement and the accompanying prospectus and other materials filed or to be filed by us with the SEC (as well as information included in oral statements or other written statements made or to be made by us or our representatives). Although we believe that the expectations reflected in all of these forward-looking statements are and will be reasonable at the time made, any or all of the forward-looking statements in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K and in any other public statements may prove to be incorrect, whether as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties such as future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, and risks inherent in the ownership and operation of or investment in mining properties or businesses in foreign countries. Many of these and other factors discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus, some of which are beyond our control, will be important in determining our future performance and liquidity. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard a forward-looking statement that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.
     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, we invite your attention to any further disclosures made on related subjects in our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K.
ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering and some of which has been replaced or superseded by information in this prospectus supplement or in the documents incorporated by reference herein.
     If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
     This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus carefully, as well as the documents incorporated by reference, before making an investment decision. Unless otherwise indicated, the words “we,” “our,” “us,” “Coeur” and “the Company” refer to Coeur d’Alene Mines Corporation. In this prospectus supplement, we refer to the beneficial owners of the 2012 notes as of March 15, 2010, the record date for the March 31, 2010 installment date, as the record date noteholders. The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus and is not intended to be complete. For a more detailed description, see “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Issuer	Coeur d’Alene Mines Corporation, an Idaho corporation.

Common Shares Offered	712,003 shares of common stock.

Use of Proceeds
We are issuing the shares of common stock offered by this prospectus supplement as an installment payment as contemplated by the terms of our 2012 notes. Accordingly, we will receive no proceeds from this offering of shares of our common stock.

New York Stock Exchange Symbol	CDE

Toronto Stock Exchange Symbol	CDM

Australian Stock Exchange Symbol	CXC

Risk Factors
You should carefully consider the information set forth under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as the other information included in or incorporated by reference into this prospectus supplement, before deciding whether to invest in the common stock.

RISK FACTORS
     An investment in our common stock involves certain risks. You should carefully consider the risks described below and all other information set forth or incorporated by reference in this prospectus supplement and accompanying prospectus before making an investment decision. If any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our shares of common stock could decline, and you may lose part or all of your investment. For a detailed discussion of these and other risks, see the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus supplement.
Risks Related to This Offering
The market price of our common stock has been volatile and may decline.
     The market price of our common stock has been volatile and may decline in the future. The high and low closing sale prices of our common stock on the New York Stock Exchange, adjusted for our reverse stock split effective May 26, 2009, were $49.40 and $32.50 in 2007; $51.60 and $3.60 in 2008; and $24.29 and $5.50 in 2009. The closing sale price on the New York Stock Exchange on March 30, 2010, was $14.37 per share.
     The market price of our common stock historically has fluctuated widely and been affected by our operating results and by many factors beyond our control. These factors include:
•	market prices of silver and gold;

•	general stock market conditions;

•	interest rates;

•	expectations regarding inflation;

•	currency values; and

•	global and regional political and economic conditions and other factors.
     In addition, stock markets, including the New York Stock Exchange, generally experience price and trading fluctuations, which result in volatility in the market price of securities that may be unrelated or disproportionate to changes in operating performance. These broad market fluctuations may affect adversely the market prices of our common stock.
Sales of a significant number of shares of our common stock in the public markets, or the perception of these sales, could depress the market price of our common stock.
     Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including the vesting of restricted stock, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.
Issuance of common stock will dilute the ownership interest of existing stockholders.
     The issuance of common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of shares of our common stock could adversely affect prevailing market prices of shares of our common stock.

We have the ability to issue additional equity securities, which would lead to dilution of our issued and outstanding common stock and may materially and adversely affect the price of our common stock.
     The issuance of additional equity securities or securities convertible into equity securities would result in dilution of existing shareholders’ equity interests in the Company. We are authorized to issue, without shareholder approval, 10,000,000 shares of preferred stock in one or more series, to establish the number of shares to be included in each series and to fix the designation, powers, preferences and relative participating, optional, conversion and other special rights of the shares of each series as well as the qualifications, limitations or restrictions on each series, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any wholly unissued series of shares of preferred stock, or any or all of them. Any series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our common stock. Our Board of Directors has no present intention of issuing any preferred stock, but reserves the right to do so in the future. We are also authorized to issue, without shareholder approval, securities convertible into either shares of common stock or preferred stock. If we issue additional equity securities, the price of our common stock may be materially and adversely affected.
Our future operating performance may not generate cash flows sufficient to meet our debt payment obligations, and our indebtedness could negatively affect holders of our common stock.
     As of December 31, 2009, we had a total of approximately $363.6 million of outstanding indebtedness. Our ability to make scheduled debt payments on our outstanding indebtedness will depend on our future operating performance and cash flow. Our operating performance and cash flow, in part, are subject to economic factors beyond our control, including the market prices of silver and gold. We may not be able to generate enough cash flow to meet our obligations and commitments. If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets or issue equity to obtain the necessary funds. We cannot predict whether we will be able to refinance our debt, issue equity or dispose of assets to raise funds on a timely basis or on satisfactory terms.
     Our indebtedness could negatively affect holders of our common stock in many ways, including by:
•	reducing funds available to support our business operations and for other corporate purposes because portions of our cash flow from operations must be dedicated to the payment of principal and interest on our debt;

•	impairing our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

•	making us more vulnerable to a downturn in general economic conditions or in our business; and

•	negatively affecting our ability to pay interest and principal on our debt.

USE OF PROCEEDS
     We are issuing the shares of common stock offered by this prospectus supplement as an installment payment as contemplated by the terms of the 2012 notes. Accordingly, we will receive no proceeds from this offering of shares of our common stock.

DESCRIPTION OF COMMON STOCK
     This summary of our common stock may not contain all of the information that is important to you, and you should read our current Articles of Incorporation and current By-laws for additional information. Copies of these documents are filed with the SEC and incorporated by reference in this prospectus supplement. The following description is qualified in its entirety by reference to each of the charter documents and to the applicable provisions of the Idaho Business Corporation Act.
     We are issuing the shares of common stock offered by this prospectus supplement as an installment payment as contemplated by the terms of the 2012 notes. The 2012 notes require quarterly installment payments, payable in cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.
     We are authorized to issue up to 150,000,000 shares of common stock, par value $0.01 per share. The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Holders of shares of common stock may not cumulate their votes in elections of directors. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of shares of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock have no preemptive rights and have no rights to convert their common stock into any other security. The outstanding shares of common stock are fully paid and non-assessable.
     Our Articles of Incorporation include a “fair price” provision, applicable to some business combination transactions in which we may be involved. The provision requires that an interested shareholder (defined to mean a beneficial holder of 10% or more of our outstanding shares of common stock) not engage in specified transactions (e.g., mergers, sales of assets, dissolution and liquidation) unless one of three conditions is met:
•	a majority of the directors who are unaffiliated with the interested shareholder and were directors before the interested shareholder became an interested shareholder approve the transaction;

•	holders of 80% or more of the outstanding shares of common stock approve the transaction; or

•	the shareholders are all paid a “fair price,” i.e., generally the higher of the fair market value of the shares or the same price as the price paid to shareholders in the transaction in which the interested shareholder acquired its block.
     By discouraging some types of hostile takeover bids, the fair price provision may tend to insulate our current management against the possibility of removal. We are not aware of any person or entity proposing or contemplating such a transaction.
     The transfer agent and registrar for our common stock, which is listed on the New York Stock Exchange and the Toronto Stock Exchange, is Mellon Investor Services LLC. As of March 30, 2010, we had 84,834,383 shares of common stock issued and outstanding.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of certain United States federal income tax considerations relating to the acquisition, ownership and disposition of shares of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated pursuant to the Code, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
     This summary assumes that all shares of our common stock are held as capital assets for United States federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations that may be relevant to holders in light of their particular circumstances, or to holders that may be subject to special tax rules, including, without limitation:
•	holders subject to the alternative minimum tax;

•	banks;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	financial institutions;

•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	persons that will hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code; or

•	persons subject to the Code provisions applicable to certain United States expatriates.
     If a partnership (including, for purposes of this discussion, any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner or other owner in the partnership will generally depend upon the status of the partner and the activities of the partnership. This summary does not address the particular tax consequences of holding our common stock through a partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.
     THIS SUMMARY OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders
     The following is a summary of the material United States federal income tax consequences that will apply to you if you are a U.S. holder of our common stock. Certain consequences to “non-U.S. holders” are described under “Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.
   Receipt of Common Stock as an Installment Payment Pursuant to the 2012 Notes.
     We are issuing the shares of common stock offered by this prospectus supplement as an installment payment as contemplated by the terms of the 2012 Notes. To the extent that such shares are issued on account of stated interest on the 2012 Notes, the fair market value of such common stock will be taxed as ordinary interest income at the time it is paid or accrues in accordance with the holder’s regular method of accounting for tax purposes. To the extent that such shares are issued as a payment on the notes (other than the payments of stated interest), the holders’ tax basis in the notes is decreased by the amount of such payment and any amount in excess of tax basis is treated as gain. Holders should consult their own tax advisors regarding the possibility of treating the issuance of shares of common stock as an installment payment on the 2012 notes (other than payments attributable to stated interest) as recapitalization for U.S. federal income tax purposes.
   Dividends on Common Stock
     If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of shares of our common stock that you hold, the distribution will be treated as a dividend, taxable to you as ordinary income, to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your investment up to your adjusted tax basis in such common stock, and any remaining excess will be treated as capital gain. If you are an individual, dividends received by you generally will be subject to a reduced maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction will not apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income,” which may be offset by investment expense. Furthermore, the rate reduction also will not apply to dividends that are paid to a U.S. holder with respect to shares of our common stock that are held by such holder for less than 61 days during the 121 day period beginning on the date that is 60 days before the date on which the shares of our common stock became ex-dividend with respect to such dividend. If you are a U.S. corporation, you may be able to claim, in certain circumstances, a deduction for a portion of any distribution received from us that is considered a dividend.
   Sale or Other Disposition of Common Stock
     You will generally recognize capital gain or loss on a sale or other disposition of common stock. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the stock. The proceeds received will include the amount of any cash and the fair market value of any other property received for the stock. In general, if you are an individual and your holding period for the stock is more than one year at the time of the disposition, such capital gain will generally be subject to tax at lower rates than those applicable to ordinary income. Your ability to deduct capital losses may be limited.
     Information Reporting and Backup Withholding
          In general, information reporting requirements will apply to certain payments on our common stock and the proceeds of sale of our common stock unless you are an exempt recipient (such as a corporation). A backup withholding tax at the applicable rate will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that you are subject to backup withholding.
          Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.
Consequences to Non-U.S. Holders
          The following is a summary of the material United States federal income and estate tax consequences that will apply to you if you are a non-U.S holder of our common stock. The term “non-U.S. holder” means a beneficial owner of shares of our common stock that is neither a U.S. holder nor a partnership.
          Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.
     Receipt of Common Stock as an Installment Payment Pursuant to the 2012 Notes.
We are issuing the shares of common stock offered by this prospectus supplement as an installment payment as contemplated by the terms of the 2012 Notes. To the extent that such shares are issued on account of stated interest on the 2012 Notes, the fair market value of such common stock is treated as ordinary interest income. To the extent that such shares are issued as a payment on the notes (other than the payments of stated interest), the holders’ tax basis in the notes is decreased by the amount of such payment and any amount in excess of tax basis is treated as gain. Non-U.S. Holders should consult their own tax advisors regarding the possibility of treating the issuance of shares of common stock as an installment payment on the 2012 notes (other than payments attributable to stated interest) as recapitalization for U.S. federal income tax purposes. Non-U.S. should review the discussion in the prospectus supplement, dated February 5, 2010, to the accompanying prospectus under the caption “Certain United States Federal Income Tax Consequences” regarding the federal income tax consequences of the receipt of interest and recognition of gain with respect to the Notes.
     Sale, Exchange or Disposition of Common Stock
          You generally will not be subject to United States federal income taxation on the gain realized upon the sale, exchange or other taxable disposition of shares of our common stock unless:
•	that gain is effectively connected with your conduct of a trade or business in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are, or have, at any time during a prescribed time period, been a United States real property holding corporation (“USRPHC”) and the rules of the Foreign Investment in Real Property Tax Act, referred to as FIRPTA (described below), apply to your disposition of common stock.
          A holder described in the first bullet point above will be required to pay United States federal income tax on the net gain derived from the sale, and, if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses. Any non-U.S. holders described in these bullet points should consult their own tax advisors as to the U.S. federal income tax consequences of the sale, exchange or other disposition of shares of our common stock.
     Although we believe that we may have been a USRPHC in the past, acquisitions and development of foreign mining operations, notably San Bartolomé, Bolnisi and the Palmarejo Silver and Gold Corporation, currently make that position less certain. Under the alternate book value test for determining whether we are a USRPHC, we believe that we currently are not a USRPHC. However, our USRPHC status is determined at least annually and is subject to change. Further, the IRS may disagree with our position or may deny us the ability to use book values to determine our USRPHC status. If we are a USRPHC, the FIRPTA rules would apply to a disposition by a non-U.S. holder of our common stock. Assuming our common stock is regularly traded on an established securities market, our common stock would constitute a U.S. real property interest in the hands of a non-U.S. holder only if that non-U.S. holder owned, directly or indirectly, more than five percent of our common stock within five years before the holder’s disposition of the common stock (or, if shorter, such holder’s holding period). If all these conditions relating to dispositions of common stock were met, and if the FIRPTA rules otherwise applied to a disposition of common stock, then any gain recognized by the holder would be treated as effectively connected with a U.S. trade or business, and, thus, would be subject to U.S. federal income tax. We believe that the common stock will be treated as regularly traded on an established securities market.
   Dividends
     If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of shares of our common stock that you hold, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits. Any dividends paid to you with respect to our common stock will be subject, in general, to U.S. federal withholding tax at a 30% rate (subject to reduction under an applicable income tax treaty) unless the dividend is effectively connected with a trade or business conducted within the United States, in which case the dividend would be taxable on a net income basis at the graduated rates applicable to U.S. persons. Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable United States income tax treaty. Non-U.S. holders will generally not be subject to tax with respect to a distribution, to the extent such distribution exceeds our current and accumulated earnings and profits, unless such distribution is effectively connected with a trade or business conducted within the United States, in which case the distribution would be taxable pursuant to the rules generally applicable to U.S. persons.
     A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
   Backup Withholding and Information Reporting
     If you are a non-U.S. holder, you may have to comply with specific certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements. In addition, we must report annually to the IRS and to you the amount of, and the tax withheld with respect to, any dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.
     Backup withholding will generally not apply to payments of dividends made by us to a non-U.S. holder of common stock if the holder has provided its taxpayer identification number or the required certification that it is not a United States person. Information reporting may still apply with respect to such dividends even if such certification is provided. Notwithstanding the foregoing, backup withholding may apply if we have actual knowledge, or reason to know, that the holder is a United States person.

     Information reporting requirements and backup withholding generally will not apply to any payments of the proceeds of the disposition of shares of common stock effected outside the United States by a foreign office of a foreign broker (as defined in applicable Treasury Regulations).
     However, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting (but not backup withholding) will apply to any such payments effected outside the United States by such a broker if it:
•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for United States federal income tax purposes; or

•	is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.
     Payments of the proceeds of a disposition of shares of common stock effected by the United States office of a broker will be subject to information reporting requirements and backup withholding tax unless the non-U.S. holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or it otherwise establishes an exemption.
     Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a refund or credit against the non-U.S. holder’s United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
New Legislation Relating to Foreign Accounts
     Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding this legislation.

PLAN OF DISTRIBUTION
     We are issuing the shares of common stock offered by this prospectus supplement as an installment payment as contemplated by the terms of the 2012 notes. The 2012 notes require quarterly installment payments, payable in cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The shares of common stock to be issued in connection with the March 31, 2010 installment date will be distributed to the record date noteholders.
     The number of common shares payable in connection with an installment payment on the 2012 Notes is computed to give effect to recent share prices, valuing shares of our common stock at 90% of the arithmetic average of the four lowest daily volume weighted average prices of our shares during a ten trading day pricing period immediately prior to March 31, 2010. We anticipate that certain record date noteholders have or will engage in short selling transactions in our common stock during the pricing period and that they will expect to cover their short positions with shares that we issue immediately following the pricing period. These activities could adversely affect the price of our common stock, especially during the pricing period.
     The record date noteholders may engage in transactions in our common stock during the time the 2012 notes are outstanding. The record date noteholders independently may engage in purchases and sales, both long and short, of our common stock and/or “derivative” securities based on our common stock. The record date noteholders are not required to hold for any period of time any shares of our common stock issued in this offering. The Company acknowledged in the securities purchase agreement pursuant to which the 2012 notes were issued that the purchasers of the 2012 notes independently may engage in hedging and other trading activities, in compliance with applicable federal and state securities laws, at various times during the period that the 2012 notes are outstanding, including during any period when the value of our shares for purposes of issuing shares in this offering is being determined.

LEGAL MATTERS
     The validity of the securities offered by this prospectus supplement will be passed upon for us by Kelli Kast, Esq., General Counsel of Coeur d’Alene Mines Corporation, Coeur d’Alene, Idaho.
EXPERTS
     The consolidated balance sheets of Coeur d’Alene Mines Corporation as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the auditors’ reports with respect to the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in a document subsequently filed with the SEC.
     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 26, 2010;

•	our Current Reports on Form 8-K filed on January 6, 2010, February 5, 2010, February 9, 2010, February 10, 2010, March 2, 2010 and March 11, 2010 (Item 3.02 information only).
     We incorporate by reference any additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) from the date of this prospectus until the termination of an offering of securities. If anything in a report or document we file after the date of this prospectus changes anything in this prospectus, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.
     You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, which we will provide at no cost, by writing or calling us at the following address or telephone number:
Corporate Secretary
Coeur d’Alene Mines Corporation
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814

PROSPECTUS
COEUR D’ALENE MINES
CORPORATION
COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES,
WARRANTS, DEPOSITARY SHARES, PURCHASE CONTRACTS,
GUARANTEES AND UNITS
     This prospectus provides a general description of the common stock, preferred stock debt securities, warrants depositary shares, purchase contracts, guarantees and units that we may offer from time to time. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
     Our common stock is listed on the New York Stock Exchange under the symbol “CDE” and on the Toronto Stock Exchange under the symbol “CDM.”
     Investing in our securities involves a high degree of risk. See “Risk Factors” contained in our filings made with the Securities and Exchange Commission and the applicable prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 31, 2009

     If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

i

A NOTE ABOUT FORWARD-LOOKING STATEMENTS
     Some of the information included in this prospectus and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our representatives) contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the fact that they do not relate strictly to historical or current facts and may include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or other words or expressions of similar meaning. We have based these forward-looking statements on our current expectations about future events. The forward-looking statements include statements that reflect management’s beliefs, plans, objectives, goals, expectations, anticipations and intentions with respect to our financial condition, results of operations, future performance and business, including statements relating to our business strategy, expected production volumes and current and future development plans.
     Oral or written forward-looking statements are included in this prospectus and other materials filed or to be filed by us with the SEC (as well as information included in oral statements or other written statements made or to be made by us or our representatives). Although we believe that the expectations reflected in all of these forward-looking statements are and will be reasonable at the time made, any or all of the forward-looking statements in this prospectus, our Annual Report on Form 10-K and in any other public statements may prove to be incorrect, whether as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties such as future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, and risks inherent in the ownership and operation of or investment in mining properties or businesses in foreign countries. Many of these and other factors discussed or incorporated by reference in this prospectus, some of which are beyond our control, will be important in determining our future performance and liquidity. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard a forward-looking statement that we might make as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.
     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, we invite your attention to any further disclosures made on related subjects in our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.
     The types of securities that we may offer and sell from time to time by this prospectus are:
•	common stock;

•	preferred stock;

•	debt securities, which may be senior or subordinated and secured or unsecured and which may include guarantees of the debt securities by some or all of our subsidiaries;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;

•	depositary shares;

•	purchase contracts;

•	guarantees; and

•	units.
     We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common stock or preferred stock. The preferred stock also may be convertible into shares of our common stock or another series of preferred stock. This prospectus provides a general description of the securities that may be offered. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. In each prospectus supplement we will include the following information:
•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
     In addition, the prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents. The registration statement, including the exhibits, can be read at the SEC’s Web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s Web site (http://www.sec.gov).
     The SEC’s Web site contains reports, proxy and information statements and other information regarding issuers, like Coeur, that file electronically with the SEC. You may find our reports, proxy statements and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     We maintain a Web site on the Internet at http://www.coeur.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC.

This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in a document subsequently filed with the SEC.
     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 2, 2009 (including the portions of our Proxy Statement on Schedule 14A, filed on April 1, 2009, incorporated by reference therein);

•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2009, filed on May 11, 2009, and for the quarterly period ended June 30, 2009, filed on August 6, 2009;

•	Current Reports on Form 8-K, filed January 7, 2009; January 12, 2009; January 16, 2009; January 22, 2009 related to Item 1.01; March 10, 2009; March 13, 2009; March 18, 2009; March 20, 2009; May 18, 2009; May 27, 2009; June 2, 2009; June 3, 2009, June 9, 2009 (as amended by Current Report on Form 8-K/A, filed June 22, 2009) and August 17, 2009;

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 1-08641), filed March 28, 1990, and any amendments or reports filed for the purpose of updating that description, including our Current Report on 8-K, filed on May 27, 2009.
     We incorporate by reference any additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) from the date of this prospectus until the termination of an offering of securities. If anything in a report or document we file after the date of this prospectus changes anything in this prospectus, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.
     You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, which we will provide at no cost, by writing or calling us at the following address or telephone number:
Corporate Secretary
Coeur d’Alene Mines Corporation
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814

THE COMPANY
     Coeur d’Alene Mines Corporation is a large primary silver producer with significant gold assets located in North America and is engaged, through its subsidiaries, in the operation and/or ownership, development and exploration of silver and gold mining properties and companies located primarily within South America (Chile, Argentina and Bolivia), Mexico (Chihuahua), the United States (Nevada and Alaska) and Australia (New South Wales).
     Our principal mines are located in Bolivia (the San Bartolomé silver mine) and in Mexico (the Palmarejo silver and gold mine), in Argentina (the Martha silver mine), in Nevada (the Rochester silver and gold mine), in Australia (the Endeavor silver mining interest) and in southern Chile (the Cerro Bayo silver and gold mine). In addition, we own or lease, through a wholly-owned subsidiary, a gold development project in Alaska (the Kensington gold property). We also control strategic properties with significant exploration potential close to our existing mining operations. Our customers are bullion trading banks that purchase silver and gold from us and then sell these metals to end users for use in industry applications such as electronic circuitry, in jewelry and silverware production and in the manufacture and development of photographic film. In addition, we sell high grade gold and silver concentrates to smelters in Japan, Mexico and Australia.
     We were incorporated in Idaho in 1928. Our principal executive office is located at 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83814, and our telephone number is (208) 667-3511. Our website is www.coeur.com. Information contained in the web site is not incorporated by reference into this prospectus, and you should not consider information contained in the web site as part of this prospectus.

USE OF PROCEEDS
     We intend to use the net proceeds we receive from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six months
	ended June 30,		Years ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ration of earnings to fixed charges	N/A	N/A	N/A	13.96	19.78	4.71	N/A

N/A	— represents coverage ratio of less than 1.
     Our earnings were inadequate to cover fixed charges for the six months ended June 30, 2008 and June 30, 2009 and for 2008 and 2004. The amounts by which earnings were inadequate to cover fixed charges were approximately $0.1 million, $1.9 million, $32.8 million and $23.9 million for the six months ended June 30, 2009, the six months ended June 30, 2008 and for 2008 and 2004, respectively.
     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and gains/(losses) on the early retirement of debt and fixed charges, and fixed charges consist of interest and that portion of rent deemed representative of interest.

DESCRIPTION OF CAPITAL STOCK
Common Stock
     We are authorized to issue up to 150,000,000 shares of common stock, par value $0.01 per share. The holders of shares of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Holders may not cumulate their votes in elections of directors. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of shares of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock have no preemptive rights and have no rights to convert their common stock into any other security. The outstanding shares of common stock are fully-paid and non-assessable.
     Our Articles of Incorporation include a “fair price” provision, applicable to some business combination transactions in which we may be involved. The provision requires that an interested shareholder (defined to mean a beneficial holder of 10% or more of our outstanding shares of common stock) not engage in specified transactions (e.g., mergers, sales of assets, dissolution and liquidation) unless one of three conditions is met:
•	a majority of the directors who are unaffiliated with the interested shareholder and were directors before the interested shareholder became an interested shareholder approve the transaction;

•	holders of 80% or more of the outstanding shares of common stock approve the transaction; or

•	the shareholders are all paid a “fair price,” i.e., generally the higher of the fair market value of the shares or the same price as the price paid to shareholders in the transaction in which the interested shareholder acquired its block.
     By discouraging some types of hostile takeover bids, the fair price provision may tend to insulate our current management against the possibility of removal. We are not aware of any person or entity proposing or contemplating such a transaction.
     The transfer agent and registrar for our common stock, which is listed on the New York Stock Exchange and the Toronto Stock Exchange, is The Bank of New York Mellon.
Preferred Stock
     We are authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share, no shares of which are outstanding. The Board of Directors has the authority to determine the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and liquidation preferences, redemption prices, sinking fund terms on any series of preferred stock, the number of shares constituting any such series and the designation thereof. Holders of preferred stock will not have preemptive rights.

DESCRIPTION OF THE DEBT SECURITIES
     The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
     Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture. “Coeur” refers to Coeur d’Alene Mines Corporation on an unconsolidated basis and does not include any of its consolidated subsidiaries.
General
     The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Coeur and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Coeur and the trustee named in the applicable prospectus supplement. We expect to issue secured debt securities under an indenture, which we refer to as the secured indenture, to be entered into among Coeur, the trustee and the collateral agent. We refer to the senior indenture, the subordinated indenture and the secured indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.
     The senior debt securities will be Coeur’s unsubordinated obligations. They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
     The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.
     Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
(1)	the title of the debt securities;

(2)	any limit upon the aggregate principal amount of the debt securities;

(3)	the price at which we will issue the debt securities;

(4)	the date or dates on which the principal of the debt securities will be payable (or the method of determination thereof);

(5)	the rate or rates (or the method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable and the dates on which any other amounts, if any, will be payable;

(6)	if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;

(7)	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

(8)	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

(9)	our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

(10)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series shall be issuable;

(11)	the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate;

(12)	whether the debt securities are convertible into common shares and, if so, the terms and conditions of such conversion;

(13)	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

(14)	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

(15)	the ranking of such debt securities as senior debt securities or subordinated debt securities;

(16)	if other than U.S. dollars, the currency, or currencies or currency units issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal and interest, if any);

(17)	if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(18)	the ability, if any, to defer payments of principal, interest, or other amounts; and

(19)	any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.
     “Principal” when used herein includes any premium on any series of the debt securities.
     Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.
     The debt securities may be issued only in fully registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
     Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any associated tax or other governmental charge.
     The indentures require the annual filing by Coeur with the trustee of a certificate as to compliance with certain covenants contained in the indentures.
     We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
     Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
     The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Form of the Debt Securities
     The indentures provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.
     Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of $1,000 or any integral multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.
Registration, Transfer, Payment and Paying Agent
     We will maintain an office or agency where the debt securities may be presented for payment, conversion, registration of transfer and exchange. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.
     There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.
Global Debt Securities
     Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or definitive form.
     The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.
Book-Entry Procedures and Settlement
     Most offered debt securities will be book-entry, or global, securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC therefore will be the only registered holder of these securities.
     Purchasers of debt securities may hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers also may hold interests through a securities intermediary—a bank, brokerage house and other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.
     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture, the declaration of trust or other applicable governing documents relating to the security. In most cases, a beneficial owner will not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:
•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless otherwise indicated, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.
     In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.
     Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
     Links may be established among DTC, Clearstream Banking, S.A. (Clearstream) and the Euroclear System (Euroclear) to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading. Euroclear and Clearstream are international clearing systems that perform functions similar to those that DTC performs in the U.S.
     Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.
     Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.
     When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).
     Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
     When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

     The information in this “Book-Entry Procedures and Settlement” section, including any description of the operations and procedures of DTC, Euroclear or Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.
Subordination of Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
(1)	the indebtedness ranking senior to the debt securities being offered;

(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

(3)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.
Events of Default
     Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:
(1)	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)	default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of Coeur and, as specified in the relevant prospectus supplement, certain of our subsidiaries.
     Any failure to perform, or breach of, any covenant or agreement by Coeur in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against Coeur for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Coeur by the trustee or to Coeur and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, Coeur will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.
     Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.
     The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee that has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series. In addition, we will be required to deliver to the trustee, within 120 days after the end of each year, a certificate indicating whether the officers signing such certificate on our behalf know of any default with respect to the debt securities of any series that occurred during the previous year, specifying each such default and the nature thereof.
     Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganizations) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by notice to Coeur, may declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.
     Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.
     No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an event of default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.
Merger
     Each indenture provides that Coeur may consolidate with, sell, convey or lease all or substantially all of its assets to, or amalgamate or merge with or into, any other corporation, if:
(1)	either (a) Coeur is the continuing company or (b) the successor company is a corporation incorporated under the laws of the United States or any state thereof, a member state of the

European Union or any political subdivision thereof and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by us; and
(2)	Coeur or such continuing or successor company, as the case may be, is not, immediately after such amalgamation, merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.
Satisfaction and Discharge of Indentures
     The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.
Modification of the Indentures
     The indentures contain provisions permitting us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that no such supplemental indenture may:
(1)	extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

(2)	reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3)	reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.
     Additional amendments requiring the consent of each holder affected thereby may be specified for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.
     Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, we and the trustee may execute supplemental indentures without the consent of the holders of debt securities.
Defeasance
     The indentures provide, if such provision is made applicable to the debt securities of any series, that we may elect to terminate, and be deemed to have satisfied, all of our obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due) (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if we comply with certain conditions, including delivery to the trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
     The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of our common stock, preferred stock or debt securities or units of two or more of these types of securities. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.
Warrants to Purchase Common Stock and Preferred Stock
     Each prospectus supplement for warrants to purchase common stock or preferred stock, will describe:
•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with each share of our common stock or preferred stock or a specified principal amount of our debt securities;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	any provisions for adjustment of the number or amount of shares of our common stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Warrants to Purchase Debt Securities
     Each prospectus supplement for warrants to purchase debt securities will describe:
•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with each share of our preferred stock or common stock or a specified principal amount of our debt securities;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.
     Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.
Exercise of Warrants
     Each warrant will entitle the holder of the warrant to purchase shares of common stock or preferred stock or the principal amount of debt securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common stock, preferred stock or debt securities to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
     Prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities holders of the warrants will not have any of the rights of holders of the common stock, preferred stock or debt securities purchasable upon exercise, including:
•	in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise.

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

DESCRIPTION OF OTHER SECURITIES
     We will set forth in the applicable prospectus supplement a description of any depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus. The depositary shares, purchase contracts, guarantees and units and each depositary agreement, purchase contract agreement, guarantee and unit agreement will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION
     We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The prospectus supplement will include the following information:
•	the names of any underwriters, dealers or agents;

•	the purchase price of securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. Any underwriters will use the prospectus supplement to make sales of the securities in respect of which this prospectus is delivered to the public.
     In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
     Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.
     Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.
     Syndicate covering transactions involve purchases of the common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If an underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
     Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
     These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
     If we use dealers in the sale of securities, we will sell the securities to the dealers as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
     We may sell the securities directly, without the involvement of underwriters or agents. We also many sell the securities through agents we designate from time to time, who may be deemed to be underwriters as that term is defined in the Securities Act. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.
General Information
     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.
     In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict the us from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS
     In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for us by Kelli Kast, General Counsel of Coeur d’Alene Mines Corporation, or Gibson, Dunn & Crutcher LLP or others named in the applicable prospectus supplement, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
     The consolidated balance sheets of Coeur d’Alene Mines Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the auditors’ reports with respect to the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Coeur d’Alene Mines Corporation
Common Stock
PROSPECTUS SUPPLEMENT
(to Prospectus dated August 31, 2009)